Exhibit 4(a)1

THE SOUTHERN COMPANY

TO

WELLS FARGO BANK, NATIONAL ASSOCIATION,
TRUSTEE

____________________

TWENTIETH SUPPLEMENTAL INDENTURE

DATED AS OF AUGUST 17, 2018

____________________

SERIES 2018A FLOATING RATE SENIOR NOTES

DUE FEBRUARY 14, 2020

TABLE OF CONTENTS1

_________________________
1 This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

i

THIS TWENTIETH SUPPLEMENTAL INDENTURE is made as of the 17th day of August, 2018, by and between THE SOUTHERN COMPANY, a Delaware corporation, 30 Ivan Allen Jr. Blvd., N.W., Atlanta, Georgia 30308 (the “Company”), and Wells Fargo Bank, National Association, a national banking association, 150 East 42nd Street, 40th Floor, New York, New York 10017 (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company has heretofore entered into a Senior Note Indenture, dated as of January 1, 2007 (the “Original Indenture”), with Wells Fargo Bank, National Association;
WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and as further supplemented by this Twentieth Supplemental Indenture, is herein called the “Indenture”;
WHEREAS, under the Original Indenture, a new series of Senior Notes may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;
WHEREAS, the Company proposes to create under the Indenture a new series of Senior Notes;
WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this Twentieth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
SERIES 2018A SENIOR NOTES
SECTION 101.    Establishment. There is hereby established a new series of Senior Notes to be issued under the Indenture, to be designated as the Company’s Series 2018A Floating Rate Senior Notes due February 14, 2020 (the “Series 2018A Notes”).
There are to be authenticated and delivered $750,000,000 principal amount of Series 2018A Notes, and such principal amount of the Series 2018A Notes may be increased from time to time pursuant to Section 301 of the Original Indenture. All Series 2018A Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional Series 2018A Notes. Any such additional Series 2018A Notes will have the same interest rate, maturity and other terms as those initially issued (except for the public offering price and issue date and the initial interest accrual date and initial Interest Payment Date (as defined below), if applicable). No Series 2018A Notes shall be authenticated and delivered in excess of the principal amount as so increased except as provided by Sections 203, 303, 304, 907 or 1107 of the Original Indenture. The Series 2018A Notes shall be issued in fully registered form.
The Series 2018A Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Series 2018A Notes shall be The Depository Trust Company.
The form of the Trustee’s Certificate of Authentication for the Series 2018A Notes shall be in substantially the form set forth in Exhibit B hereto.
Each Series 2018A Note shall be dated the date of authentication thereof and shall bear interest from the date of original issuance thereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for.
SECTION 102.    Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.
“1933 Act” has the meaning set forth in Section 106 of this Twentieth Supplemental Indenture.
“Calculation Agent” means Wells Fargo Bank, National Association, or its successor appointed by the Company, acting as calculation agent.
“Distribution Compliance Period” has the meaning set forth in Section 107 of this Twentieth Supplemental Indenture.
“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.
“Interest Payment Dates” means the 14th day of February, May, August and November, commencing November 14, 2018; provided, however, in the event that any Interest Payment Date (other than the Interest Payment Date that is the Stated Maturity) would otherwise be a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day.
“Interest Period” means the period commencing on an Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) and ending on the day before the next succeeding Interest Payment Date.
“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.
“Original Issue Date” means August 17, 2018.

“Regular Record Date” means, with respect to each Interest Payment Date, the 15th calendar day preceding such Interest Payment Date (whether or not a Business Day).
“Regulation S Global Note” has the meaning set forth in Section 106 of this Twentieth Supplemental Indenture.
“Regulation S Legend” has the meaning set forth in Section 106 of this Twentieth Supplemental Indenture.
“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters service (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London interbank offered rate for U.S. dollar deposits).
“Rule 144A Global Note” has the meaning set forth in Section 106 of this Twentieth Supplemental Indenture.
“Rule 144A Legend” has the meaning set forth in Section 106 of this Twentieth Supplemental Indenture.
“Stated Maturity” means February 14, 2020; provided that if the Stated Maturity is not a Business Day, the principal and interest due on that date will be payable on the next succeeding Business Day, and no interest shall accrue for the intervening period; provided further that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day.
“Three-Month LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars having an index maturity of three months that appears on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market (which may include affiliates of one or more of the initial purchasers of the Series 2018A Notes) selected by the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City (which may include affiliates of one or more of the initial purchasers of the Series 2018A Notes) selected by the Company, at approximately

11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Company to provide quotations are quoting as described above, Three-Month LIBOR for that Interest Period will be the same as Three-Month LIBOR as determined for the previous Interest Period.
SECTION 103.    Payment of Principal and Interest. The principal of the Series 2018A Notes shall be due at Stated Maturity (unless earlier redeemed). The unpaid principal amount of the Series 2018A Notes shall bear interest at the rates set quarterly pursuant to Section 104 hereof until paid or duly provided for. Interest shall be paid quarterly in arrears on each Interest Payment Date to the Person in whose name the Series 2018A Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date, provided that interest payable at the Stated Maturity or on a Redemption Date as provided herein will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series 2018A Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Series 2018A Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series 2018A Notes shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.
Payments of interest on the Series 2018A Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series 2018A Notes shall be computed and paid on the basis of the actual number of days elapsed over a 360-day year.
Payment of the principal and interest due at the Stated Maturity or earlier redemption of the Series 2018A Notes shall be made upon surrender of the Series 2018A Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2018A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.
SECTION 104.    Determination of Interest. The Series 2018A Notes will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each Interest Period will be equal to Three-Month LIBOR on the Interest Determination Date for such Interest Period plus 0.49%; provided, that in no event shall the applicable interest rate be less than 0% for any Interest Period. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Series 2018A Notes, the Company and the Trustee.
Upon the request of a Holder of the Series 2018A Notes, the Calculation Agent will provide to such Holder the interest rate in effect on the date of such request and, if determined, the interest rate for the next Interest Period.
SECTION 105.    Denominations. The Series 2018A Notes may be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
SECTION 106.    Global Securities. The Series 2018A Notes will be issued in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. The Series 2018A Notes will be initially issued pursuant to an exemption or exemptions from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”). Beneficial interests in the Series 2018A Notes offered and sold to “qualified institutional buyers” (as defined in Rule 144A under the 1933 Act) in reliance upon Rule 144A under the 1933 Act shall be represented by one or more separate Global Securities (each, a “Rule 144A Global Note”). Each Rule 144A Global Note shall bear the Rule 144A legend in substantially the form set forth in Exhibit A hereto (the “Rule 144A Legend”). Beneficial interests in the Series 2018A Notes offered and sold to purchasers outside of the United States pursuant to Regulation S under the 1933 Act shall be represented by one or more separate Global Securities (each, a “Regulation S Global Note”) and shall bear the Regulation S legend in substantially the form set forth in Exhibit A hereto (the “Regulation S Legend”).
Except under the limited circumstances described below, Series 2018A Notes represented by one or more Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series 2018A Notes in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.
Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series 2018A Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee. The rights of Holders of such Global Security shall be exercised only through the Depositary.
Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series 2018A Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company, or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company, in each case within 90 days after the Company receives such notice or becomes aware of such cessation, (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iii) there shall have occurred an Event of Default with respect to the Series 2018A Notes. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series 2018A Notes registered in such names as the Depositary shall direct.

Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
SECTION 107.    Transfer. A Rule 144A Global Note may not be transferred on the Security Register except in compliance with the restrictions on transfer contained in the Rule 144A Legend and upon receipt by the Security Registrar of a completed and executed Transfer Certificate in the form contained in Exhibit A hereto. Prior to the expiration of 40 days beginning on and including the later of (i) the day on which the offering of the Series 2018A Notes commences and (ii) the Original Issue Date (the “Distribution Compliance Period”), a Regulation S Global Note may not be transferred on the Security Register except in compliance with the restrictions on transfer contained in the Regulation S Legend and upon receipt by the Security Registrar of a completed and executed Transfer Certificate in the form contained in Exhibit A hereto. No service charge will be made for any transfer or exchange of Series 2018A Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.
The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with this Twentieth Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor.
Until the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note will be made only upon receipt by the Trustee of a completed and executed Transfer Certificate in the form contained in Exhibit A hereto from the transferor of the beneficial interest to the effect that such transfer is being made to a person whom the transferor reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A and the requirements of applicable securities laws of any state of the United States or any other jurisdiction.
Transfers by an owner of a beneficial interest in the Rule 144A Global Note to a transferee who takes delivery through the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, will be made only upon receipt by the Trustee of a Transfer Certificate in the form contained in Exhibit A hereto from the transferor to the effect that such transfer is being made in accordance with Regulation S or Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear Bank S.A./N.V., as operator of the Euroclear System or Clearstream Banking, société anonyme, Luxembourg.
Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in another Global Security will, upon transfer, cease to be an interest in the initial Global Security and will become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

Transfers of beneficial interests between a Rule 144A Global Note and a Regulation S Global Note, and other transfers relating to beneficial interests in the Global Securities, shall be reflected by endorsements of the Trustee, as custodian for The Depository Trust Company, on the schedules attached to such Rule 144A Global Note and Regulation S Global Note.
Neither the Trustee, the Security Registrar nor any transfer agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Series 2018A Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Neither the Company nor the Trustee shall have any liability for acts or omissions of the Depositary, for the Depositary records of beneficial interest, for any transactions between the Depositary, any participant member of the Depositary and/or beneficial owner of any interest in any Series 2018A Notes, or in respect of any transfers effected by the Depositary or by any participant member of the Depositary or any beneficial owner of any interest in any Series 2018A Notes held through any such participant member of the Depositary.
The Company shall not be required (a) to issue, register the transfer of or exchange any Series 2018A Notes during a period beginning at the opening of business fifteen (15) days before the date of the mailing of a notice pursuant to Section 1104 of the Original Indenture identifying the serial numbers of the Series 2018A Notes to be called for redemption, and ending at the close of business on the date of the mailing, or (b) to register the transfer of or exchange any Series 2018A Notes theretofore selected for redemption in whole or in part, except the unredeemed portion of any Series 2018A Notes redeemed in part.
SECTION 108.    Redemption at the Company’s Option. At any time and from time to time on or after February 14, 2019, the Series 2018A Notes will be subject to redemption at the option of the Company in whole or in part upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Series 2018A Notes being redeemed plus accrued and unpaid interest on the Series 2018A Notes being redeemed to the Redemption Date.
If the Redemption Date is not a Business Day, the principal and interest due on that date will be payable on the next succeeding Business Day, and no interest shall accrue for the intervening period; provided, however, that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day.
In the event of redemption of the Series 2018A Notes in part only, a new Series 2018A Note or Notes for the unredeemed portion will be issued in the name or names of the Holders thereof upon the surrender thereof.
The Series 2018A Notes will not have a sinking fund.
Except as otherwise provided herein, notice of redemption shall be given as provided in Section 1104 of the Original Indenture.

Any redemption of less than all of the Series 2018A Notes shall, with respect to the principal thereof, be divisible by $1,000.
SECTION 109.    Information to Holders. Upon the request of any Holder, any holder of a beneficial interest in the Series 2018A Notes, or the Trustee (on behalf of a Holder or a holder of a beneficial interest in the Series 2018A Notes), the Company will furnish such information as is specified in paragraph (d)(4) of Rule 144A promulgated under the 1933 Act to Holders (and to holders of beneficial interests in the Series 2018A Notes), to prospective purchasers of the Series 2018A Notes (and of beneficial interests in the Series 2018A Notes) who are qualified institutional buyers or to the Trustee for delivery to such Holder or prospective purchasers of the Series 2018A Notes or beneficial interests therein, as the case may be, unless, at the time of such request, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.
Delivery of information to the Trustee pursuant to this Section 109 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture.
ARTICLE 2
MISCELLANEOUS PROVISIONS
SECTION 201.    Recitals by Company. The recitals in this Twentieth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of Series 2018A Notes and of this Twentieth Supplemental Indenture as fully and with like effect as if set forth herein in full.
SECTION 202.    Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as supplemented by this Twentieth Supplemental Indenture shall be read, taken and construed as one and the same instrument.
SECTION 203.    Executed in Counterparts. This Twentieth Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.
SECTION 204.    Legends. Except as determined by the Company in accordance with applicable law, each Series 2018A Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

THE SOUTHERN COMPANY
By:	/s/Andrew W. Evans
Andrew W. Evans Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/Stefan Victory
Stefan Victory Vice President

EXHIBIT A

FORM OF SERIES 2018A NOTE

[RULE 144A LEGEND FOR USE WITH RULE 144A GLOBAL NOTES]

NEITHER THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). EACH HOLDER HEREOF, AND EACH OWNER OF A BENEFICIAL INTEREST HEREIN, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF THE SOUTHERN COMPANY (THE “COMPANY”) THAT THIS NOTE MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED PRIOR TO THE DATE WHICH IS SIX MONTHS (IF ALL APPLICABLE CONDITIONS TO SUCH RESALE UNDER RULE 144 UNDER THE 1933 ACT (OR ANY SUCCESSOR PROVISION THEREOF) ARE SATISFIED) AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE THEREOF, THE ISSUANCE DATE OF ANY SUBSEQUENT ISSUANCE OF ADDITIONAL NOTES OF THE SAME SERIES AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE THEREOF WAS THE OWNER OF THIS NOTE OR THE EXPIRATION OF SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY SUCH RULE 144 (OR SUCH SUCCESSOR PROVISION) PERMITTING RESALES OF THIS NOTE WITHOUT ANY CONDITIONS (THE “RESALE RESTRICTION TERMINATION DATE”) OTHER THAN (A)(1) TO THE COMPANY, (2) IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE 1933 ACT (IF AVAILABLE), (3) SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE 1933 ACT (“RULE 144A”), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE 1933 ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ATTACHED TO THIS NOTE), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ATTACHED TO THIS NOTE), (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY), OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (i) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE 1933 ACT OR (ii) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF, OR AN ACCOUNT SATISFYING THE

REQUIREMENTS OF, PARAGRAPH (k)(2) OF RULE 902 UNDER REGULATION S UNDER THE 1933 ACT. THE HOLDER OF THIS NOTE ACKNOWLEDGES THAT THE COMPANY OR THE TRUSTEE RESERVES THE RIGHT PRIOR TO ANY OFFER, SALE OR OTHER TRANSFER (1) PURSUANT TO CLAUSE (A)(2) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION SATISFACTORY TO THE COMPANY AND THE TRUSTEE AND (2) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE AS TO COMPLIANCE WITH CERTAIN CONDITIONS TO TRANSFER IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE.

[REGULATION S LEGEND FOR USE WITH REGULATION S GLOBAL NOTES]

THE SECURITIES COVERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), AND MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (I) AS PART OF THEIR DISTRIBUTION AT ANY TIME OR (II) OTHERWISE UNTIL 40 DAYS AFTER THE LATER OF THE DATE OF THE COMMENCEMENT OF THE OFFERING OF THE SECURITIES AND THE DATE OF ORIGINAL ISSUANCE OF THE SECURITIES, EXCEPT IN EITHER CASE IN ACCORDANCE WITH REGULATION S OR RULE 144A UNDER THE 1933 ACT OR ANY OTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S.

NO. _______	CUSIP NO. ___________________
THE SOUTHERN COMPANY
SERIES 2018A FLOATING RATE SENIOR NOTE
DUE FEBRUARY 14, 2020

Initial Principal Amount:	$______________
Regular Record Date:	15th calendar day prior to the applicable Interest Payment Date (whether or not a Business Day)
Original Issue Date:	August 17, 2018
Stated Maturity:
February 14, 2020; provided that if the Stated Maturity is not a Business Day, the principal and interest due on that date will be payable on the next succeeding Business Day, and no interest shall accrue for the intervening period; provided further that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day.

Interest Payment Dates:
14th day of February, May, August and November; provided, however, in the event that any Interest Payment Date (other than the Interest Payment Date that is the Stated Maturity) would otherwise be a day that is not a Business Day, the Interest Payment Date will be the next succeeding Business Day

Interest Rate:	Three-Month LIBOR plus 0.49% per annum, as set on each Interest Determination Date
Authorized Denominations:	$2,000 or any integral multiple of $1,000 in excess thereof

The Southern Company, a Delaware corporation (the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to _____________________________________, or registered assigns, the principal sum of ________________________________ DOLLARS ($__________), or such other amount as indicated on the Schedule of Increases or Decreases in Global Security attached hereto as Schedule I, on the Stated Maturity shown above (or upon earlier redemption), and to pay interest thereon from the Original Issue Date shown above, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on each Interest Payment Date as specified above, commencing on November 14, 2018 and on the Stated Maturity (or upon earlier redemption) at the rates per annum determined in accordance with the provisions specified below until the principal hereof is paid or made available for payment and at such rates on any overdue principal and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date (other than an Interest Payment Date that is the Stated Maturity or on a Redemption Date) will, as provided in such Indenture, be paid to the Person in whose name this Note (the “Note”) is registered at the close of business on the Regular Record Date as specified above next preceding such Interest Payment Date, provided that any interest payable at the Stated Maturity or on any Redemption Date will be paid to the Person to whom principal is payable. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Notes of this series shall be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Indenture.
The Series 2018A Notes (as defined on the reverse hereof) will bear interest for each Interest Period at a per annum rate determined by the Calculation Agent, subject to the maximum interest rate permitted by New York or other applicable state law, as such law may be modified by United States law of general application. The interest rate applicable during each Interest Period will be equal to Three-Month LIBOR on the Interest Determination Date for such Interest Period plus 0.49%; provided, that in no event shall the applicable interest rate be less than 0% for any Interest Period. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee, if the Trustee is not then serving as the Calculation Agent, of the interest rate for the new Interest Period. The interest rate determined by the Calculation Agent, absent manifest error, shall be binding and conclusive upon the beneficial owners and Holders of the Series 2018A Notes, the Company and the Trustee.
“Calculation Agent” means Wells Fargo Bank, National Association, or its successor appointed by the Company, acting as calculation agent.
“Interest Determination Date” means the second London Business Day immediately preceding the first day of the relevant Interest Period.
“Interest Period” means the period commencing on an Interest Payment Date (or, with respect to the initial Interest Period only, commencing on the Original Issue Date) and ending on the day before the next succeeding Interest Payment Date.
“Three-Month LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars having an index maturity of three months that appears on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination

Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the Interest Determination Date for that Interest Period, Three-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for the Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market (which may include affiliates of one or more of the initial purchasers of the Series 2018A Notes) selected by the Company, at approximately 11:00 a.m., London time, on the Interest Determination Date for that Interest Period. The Calculation Agent will request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, Three-Month LIBOR with respect to that Interest Period will be the arithmetic mean of such quotations. If fewer than two quotations are provided, Three-Month LIBOR with respect to that Interest Period will be the arithmetic mean of the rates quoted by three major banks in New York City (which may include affiliates of one or more of the initial purchasers of the Series 2018A Notes) selected by the Company, at approximately 11:00 a.m., New York City time, on the Interest Determination Date for that Interest Period for loans in U.S. dollars to leading European banks for that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Company provide quotations are quoting as described above, Three-Month LIBOR for that Interest Period will be the same as Three-Month LIBOR as determined for the previous Interest Period.
“London Business Day” means a day that is a Business Day and a day on which dealings in deposits in U.S. dollars are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.
“Reuters LIBOR01 Page” means the display designated as Reuters LIBOR01 on the Reuters service (or such other page as may replace the Reuters LIBOR01 Page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London interbank offered rate for U.S. dollar deposits).
Payments of interest on this Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Note shall be computed and paid on the basis of the actual number of days elapsed over a 360-day year. A “Business Day” shall mean a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed, or (iii) a day on which the Trustee’s Corporate Trust Office is closed for business.
Payment of the principal of and interest due at the Stated Maturity or earlier redemption of the Series 2018A Notes shall be made upon surrender of the Series 2018A Notes at the Corporate Trust Office of the Trustee. The principal of and interest on the Series 2018A Notes shall be paid in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of interest (including interest on an Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer or other electronic transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date for payment by the Person entitled thereto.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.
Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:

THE SOUTHERN COMPANY

By:
Title:

Attest:

Title:

{Seal of THE SOUTHERN COMPANY appears here}

CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

(Reverse Side of Note)
This Note is one of a duly authorized issue of Senior Notes of the Company (the “Notes”), issued and issuable in one or more series under a Senior Note Indenture (the “Original Indenture”), dated as of January 1, 2007, as supplemented, including by a Twentieth Supplemental Indenture dated as of August 17, 2018 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, Trustee (the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures incidental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes issued thereunder and of the terms upon which said Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as Series 2018A Floating Rate Senior Notes due February 14, 2020 (the “Series 2018A Notes”) which is unlimited in aggregate principal amount. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.
At any time and from time to time on or after February 14, 2019, the Series 2018A Notes will be subject to redemption at the option of the Company in whole or in part upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Series 2018A Notes being redeemed plus accrued and unpaid interest on the Series 2018A Notes being redeemed to the Redemption Date.
If the Redemption Date is not a Business Day, the principal and interest due on that date will be payable on the next succeeding Business Day, and no interest shall accrue for the intervening period; provided, however, that if such next succeeding Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day.
In the event of redemption of this Note in part only, a new Note or Notes of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof. The Series 2018A Notes will not have a sinking fund.
If an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rates, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by, the Holder hereof or his attorney duly authorized in writing, together with the completed and executed Transfer Certificate attached hereto (as applicable), and thereupon one or more new Notes of this series, of authorized denominations and of like tenor and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
The Notes of this series are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same upon surrender of the Note or Notes to be exchanged at the office or agency of the Company.
This Note shall be governed by, and construed in accordance with, the internal laws of the State of New York.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM- as tenants in common	UNIF GIFT MIN ACT- _______ Custodian ________ (Cust) (Minor)
TEN ENT- as tenants by the entireties
JT TEN- as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act ___________________ (State)

Additional abbreviations may also be used
though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
_____________________________________________________________________________
(please insert Social Security or other identifying number of assignee)

_____________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE
_____________________________________________________________________________

_____________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_____________________________________________________________________________

_____________________________________________________________________________
agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

TRANSFER CERTIFICATE
In connection with any transfer of any of the Series 2018A Notes evidenced by this certificate [prior to the expiration of the Distribution Compliance Period]2, the undersigned confirms that such Series 2018A Notes are being:
CHECK ONE BOX BELOW

(1)	☐	exchanged for the undersigned’s own account without transfer; or
(2)	☐	transferred to the Company; or
(3)	☐
transferred to a person whom the undersigned reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”), purchasing for its own account or for the account of a “qualified institutional buyer” to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A under the 1933 Act; or

(4)	☐	transferred pursuant to an exemption under Rule 144 under the 1933 Act; or
(5)	☐	transferred in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S under the 1933 Act; or
(6)	☐	transferred pursuant to another available exemption from the registration requirements of the 1933 Act; or
(7)	☐	transferred pursuant to an effective registration statement under the 1933 Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Series 2018A Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (4) or (6) is checked, the Company may require, prior to registering any such transfer of the Series 2018A Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act, such as the exemption provided by Rule 144 under the 1933 Act; provided, further, that if box (3) is checked, the transferee must certify that it is a qualified institutional buyer as defined in Rule 144A.
Date: _____________________

__________________________________________
Signature

__________________________________________
Tax Identification Number
____________________
2[To be included for Regulation S Global Notes only.]

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Series 2018A Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the 1933 Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: _______________________
____________________________
Signature
NOTICE: If an entity, to be executed by an executive officer.

SCHEDULE I TO GLOBAL SECURITY

The initial amount of the Global Securities evidenced by this certificate is $_______________.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made

Date	Amount of increase in Principal Amount of this Global Security	Amount of decrease in Principal Amount of this Global Security	Principal Amount of this Global Security following each decrease or increase	Signature of authorized signatory of Trustee or Securities Registrar

EXHIBIT B
CERTIFICATE OF AUTHENTICATION
This is one of the Senior Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

B-1